Press Release
For More Information, Call:

ELLEN M. DYLLA
INVESTOR RELATIONS	April 29, 2010
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE
QUARTER ENDED MARCH 31, 2010

ANGLETON, TX, APRIL 29, 2010 – Benchmark Electronics, Inc. (NYSE: BHE), a leading contract manufacturing provider, announced sales of $572 million for the quarter ended March 31, 2010, a 15% increase compared to $497 million for the same quarter in the prior year. The Company reported first quarter net income of $18 million, or $0.29 per diluted share. In the comparable period in 2009, the Company reported net income of $9 million, or $0.14 per diluted share. Excluding restructuring charges, the Company would have reported net income of $19 million, or $0.30 per diluted share for the first quarter of 2010, which represented an 88% increase in earnings per diluted share when compared to $10 million, or $0.16 per diluted share, in the first quarter of 2009.

“We delivered yet another quarter of strong performance despite continued component constraints in the supply chain, which impacted our revenues and inventory levels in the first quarter,” said Cary T. Fu, the Company’s Chief Executive Officer. “We achieved record new program bookings during the quarter which are expected to provide a solid foundation for future growth, generating estimated annual revenue at full production of $300 million to $375 million.”

First Quarter 2010 Financial Highlights

•	Operating margin for the first quarter was 3.7% on a GAAP basis and 4.0%, excluding restructuring charges.
•	Cash flows provided by operating activities for the first quarter were approximately $6 million.
•	Cash and long-term investments balance was $446 million at March 31, 2010. Long-term investments consist of $45 million of auction rate securities.
•	Accounts receivable was $408 million at March 31, 2010; calculated days sales outstanding were 64 days.
•	Inventory was $362 million at March 31, 2010; inventory turns were 5.8 times.
•	Repurchases of common shares for the first quarter totaled $18 million or 0.9 million shares.
•
Previously announced restructuring initiatives in the Americas were completed during the first quarter and resulted in restructuring charges of approximately $1.7 million related to capacity reduction and severance costs.

Second Quarter 2010 Outlook
Sales for the second quarter of 2010 are expected to range from $600 million to $630 million. Diluted earnings per share for the second quarter, excluding restructuring charges, are expected to be between $0.31 and $0.34.

Non-GAAP Financial Measures
This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements
This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statement “we achieved record new program bookings during the quarter which are expected to provide a solid foundation for future growth, generating estimated annual revenue at full production of $300 million to $375 million”, and our sales and diluted earnings per share (excluding restructuring charges) guidance for the second quarter of 2010, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, and customer actions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and Benchmark assumes no obligation to update any such forward-looking statements. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2009, in its other filings with the Securities and Exchange Commission and in its press releases.

Additional Information
Benchmark Electronics, Inc. provides integrated electronics manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 23 facilities in ten countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
 (Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended March 31,
	2010	2009

Income from operations (GAAP)	$21,132	$10,172
Restructuring charges	1,697	1,130

Non-GAAP income from operations	$22,829	$11,302

Net income (GAAP)	$18,250	$9,238
Restructuring charges, net of tax	847	1,056

Non-GAAP net income	$19,097	$10,294

Earnings per share: (GAAP)
Basic	$0.29	$0.14
Diluted	$0.29	$0.14

Earnings per share: (Non-GAAP)
Basic	$0.30	$0.16
Diluted	$0.30	$0.16

Weighted average shares used in calculating earnings per share:
Basic	63,403	65,097
Diluted	63,957	65,261

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended March 31,

	2010	2009

Net sales	$571,905	$496,767
Cost of sales	526,560	465,131
Gross profit	45,345	31,636

Selling, general and administrative expenses	22,516	20,334
Restructuring charges and integration costs	1,697	1,130
Income from operations	21,132	10,172

Other income (expense):
Interest income	367	839
Interest expense	(339)	(351)
Other	(371)	(396)
Total other income (expense), net	(343)	92

Income before income taxes	20,789	10,264

Income tax expense	2,539	1,026

Net income	$18,250	$9,238

Denominator for basic earnings per share - weighted average number of common shares outstanding during the period	63,403	65,097
Incremental common shares attributable to restricted shares and the exercise of outstanding equity instruments	554	164
Denominator for diluted earnings per share	63,957	65,261

Earnings per share:
Basic	$0.29	$0.14
Diluted	$0.29	$0.14

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet
March 31, 2010
(Amounts in Thousands)
(UNAUDITED)

Assets

Current assets:
Cash and cash-equivalents	$400,568
Accounts receivable, net	407,717
Inventories, net	361,962
Other current assets	46,505

Total current assets	1,216,752

Long-term investments	45,209
Property, plant and equipment, net	126,763
Other assets, net	57,495
Goodwill, net	37,912

Total assets	$1,484,131

Liabilities and Shareholders’ Equity

Current liabilities:
Current installments of capital lease obligations	$314
Accounts payable	296,664
Accrued liabilities	59,717

Total current liabilities	356,695

Capital lease obligations, less current installments	11,302

Other long-term liabilities	24,230

Shareholders’ equity	1,091,904

Total liabilities and shareholders’ equity	$1,484,131